UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

LAMAR ADVERTISING COMPANY

LAMAR MEDIA CORP.

(Exact name of registrants as specified in their charters)

Delaware Delaware	0-30242 1-12407	72-1449411 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement of New Senior Subordinated Notes

On October 30, 2012, Lamar Advertising Company (the “Company”) completed an institutional private placement of $535 million aggregate principal amount of 5% Senior Subordinated Notes due 2023 (the “Notes”) of Lamar Media Corp., its wholly owned subsidiary (“Lamar Media”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $527.1 million. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

On October 30, 2012, Lamar Media and its subsidiary guarantors entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Notes. A copy of the Indenture (including the Form of Note and Guarantee) is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Notes mature on May 1, 2023, and bear interest at a rate of 5% per annum, which is payable semi-annually on May 1 and November 1 of each year, beginning May 1, 2013. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The terms of the Indenture will, among other things, limit Lamar Media’s and its restricted subsidiaries’ ability to (i) incur additional debt and issue preferred stock; (ii) make certain distributions, investments and other restricted payments; (iii) create certain liens; (iv) enter into transactions with affiliates; (v) agree to restrictions on the restricted subsidiaries’ ability to make payments to Lamar Media; (vi) merge, consolidate or sell substantially all of Lamar Media’s or the restricted subsidiaries’ assets; and (vii) sell assets. These covenants are subject to a number of exceptions and qualifications.

Lamar Media may redeem up to 35% of the aggregate principal amount of the Notes, at any time and from time to time, at a price equal to 105% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon, with the net cash proceeds of certain public equity offerings completed before November 1, 2015, provided that following the redemption, at least 65% of the Notes that were originally issued remain outstanding. At any time prior to May 1, 2018, Lamar Media may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount plus a make-whole premium. On or after May 1, 2018, Lamar Media may redeem the Notes, in whole or in part, in cash at redemption prices specified in the Notes. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, up to but not including the repurchase date.

The Indenture provides that each of the following is an event of default (“Event of Default”): (a) default in payment of any principal of, or premium, if any, on the Notes; (b) default for 30 days in payment of any interest on the Notes; (c) default by Lamar Media or any Guarantor (as defined in the Indenture) in the observance or performance of any other covenant in the Notes or the Indenture for 45 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding; (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness (as defined in the Indenture) under which Lamar Media or any Restricted Subsidiary (as defined in the Indenture) of Lamar Media then has outstanding Indebtedness in excess of $20 million, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $20 million (not covered by insurance) shall be rendered against Lamar Media or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and (f) certain events involving bankruptcy, insolvency or reorganization of Lamar Media or any Restricted Subsidiary.

If any Event of Default arising under a clause other than clause (f) above occurs and is continuing, then the Trustee or the holders of 25% in aggregate principal amount of the Notes may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration, and such amounts shall become immediately due and payable. If an Event of Default arising under clause (f) above occurs, the entire principal amount of all the Notes then outstanding plus accrued interest thereon shall become immediately due and payable without any declaration or other act on the part of the Trustee or the holders of the Notes.

On October 30, 2012, in connection with the issuance of the Notes, Lamar Media and its subsidiary guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC for itself and as representative for Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and Scotia Capital (USA) Inc. (each individually, an “Initial Purchaser” and collectively, the “Initial Purchasers”). Pursuant to the terms of the Registration Rights Agreement, Lamar Media and its subsidiary guarantors agreed to file and cause to become effective a registration statement covering an offer to exchange the Notes for a new issue of identical exchange notes registered under the Securities Act and to complete the exchange offer on or prior to the date 270 days following October 30, 2012 (the “Target Registration Date”). Under certain circumstances, the Company may be required to provide a shelf registration statement to cover resales of the Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the Target Registration Date, then the annual interest rate borne by the notes will be increased (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the exchange offer is completed or, if required, the shelf registration statement is declared effective, up to a maximum of 1.00% per annum of additional interest. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

The Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they receive customary fees. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent and a lender under our senior credit facility, and each Initial Purchaser or its affiliate is a lender under the senior credit facility and receives customary fees and expense reimbursement in connection therewith.

The description above is qualified in its entirety by the Indenture and Registration Rights Agreement filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K.

Lamar Media intends to use the proceeds of the private placement of the Notes, after the payment of fees and expenses, (i) to redeem $137.2 million in aggregate principal amount outstanding of Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015—Series B and Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015—Series C, (ii) to fund the acquisition of NextMedia Outdoor, Inc. and potential acquisitions that are currently being evaluated by Lamar or that it may pursue in the future or, to the extent not used to fund potential future acquisitions, to repay a portion of the indebtedness outstanding under Lamar Media’s senior credit facility and (iii) for general corporate purposes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On October 30, 2012, the Company issued a press release announcing (i) the closing of the private placement of the Notes and (ii) that Lamar Media intends to use a portion of the proceeds of the private placement of the Notes to redeem in full all $71,118,000 in aggregate principal outstanding of Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015—Series C, with an expected redemption date of November 29, 2012. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in accordance with Rule 135c of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 30, 2012, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the Form of Note and Guarantee as Exhibit A thereto).

10.1	Registration Rights Agreement, dated as of October 30, 2012, between Lamar Media, the Guarantors named therein and the Initial Purchasers named therein.

99.1	Press Release of Lamar Advertising Company dated October 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 30, 2012	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: October 30, 2012	LAMAR MEDIA CORP.

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of October 30, 2012, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the Form of Note and Guarantee as Exhibit A thereto).

10.1	Registration Rights Agreement, dated as of October 30, 2012, between Lamar Media, the Guarantors named therein and the Initial Purchasers named therein.

99.1	Press Release of Lamar Advertising Company dated October 30, 2012.